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                                                                    EXHIBIT 99.2

CONTACT:
JOHN F. MCCARTHY, III, CHAIRMAN AND SECRETARY
(571) 235-3005
ROBERT H. DONEHEW, PRESIDENT AND TREASURER
(770) 952-3386


              GOLF ROUNDS ELECTS TO TERMINATE PROPOSED ACQUISITION

MARIETTA, GEORGIA, JULY 12, 2004 - GOLF ROUNDS.COM, INC. ("COMPANY") (OTC BB:
TEEE), has announced today that it has elected to terminate its proposed acquisition with DPE Acquisition Corp. under the terms of a merger agreement, dated September 19, 2003 (and amended on March 26, 2004). Under the terms of the amended merger agreement, any party could terminate the transaction if the closing had not occurred on or prior to June 19, 2004.

Robert H. Donehew, President and Treasurer of the Company stated, "the Company believes that it is in the best interests of our stockholders to terminate the proposed transaction with DPE and for the Company to pursue other alternatives to deliver shareholder value."









This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties are described in the Company's filings with the SEC, including its Annual Report for the year ended August 31, 2003 and its Quarterly Report for the six months ended February 29, 2004.